================================================================================




                           ASSET PURCHASE AGREEMENT

                                by and between

                          PHP HEALTHCARE CORPORATION

                                      and

                            HIP OF NEW JERSEY, INC.


                           Dated as of July 24, 1997



================================================================================

                           ASSET PURCHASE AGREEMENT
                           ------------------------

          THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of July 24,
                                              ---------
1997 is by and between PHP HEALTHCARE CORPORATION, a Delaware corporation ("PHP"), and HIP OF NEW JERSEY, INC., a New Jersey health maintenance
  ---
organization (the "Plan").
                   ----

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Plan owns certain assets utilized in the conduct of the Plan's New Jersey Physician Operations business, a staff model group of primary care and select specialist physicians providing and arranging medical and ancillary services at 18 health care centers (the "New Jersey Physician
                                                   --------------------
Operations"); and
----------

          WHEREAS, as part of a restructuring of its New Jersey Physician Operations, the Plan has agreed to sell, transfer and assign certain assets and liabilities to PHP, and PHP has agreed to purchase such assets from the Plan and assume such liabilities, pursuant to the terms and provisions set forth herein.

          NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS
                                  -----------

          1.1    Defined Terms.  As used herein, the terms below shall have the
                 -------------
 following meanings.

          "Assigned Contracts" shall mean those Contracts listed or described
           ------------------
on Schedule 4.5 hereto.
   ------------

          "Acquired Assets" shall have the meaning set forth in Section 2.1
           ---------------
hereof.

          "Affiliate" shall have the meaning set forth in Rule 12b-2 under the
           ---------
Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. With respect to the Plan, the term "Affiliate" includes Health Insurance Plan of Greater New York, HIP of Pennsylvania, Inc., HIP of Florida, Inc. and HIP Insurance Company of New Jersey, Inc.

          "Assumed Liabilities" shall have the meaning set forth in Section 2.2
           -------------------
hereof.

          "Assumption Agreement" shall mean the Assumption Agreement,
           --------------------
substantially in the form of Schedule 1.1(a) hereto to be executed and delivered
                             ---------------
by PHP (or its designated Affiliate) to the Plan at the Closing pursuant to which PHP (or its designated Affiliate) shall assume and agree to discharge and perform the Assumed Liabilities.

          "Books and Records" shall mean all books, records, files, plans,
           -----------------
studies, surveys and reports of, or maintained by the Plan and necessary for the operation of the Health Care Centers.

          "Business Day" shall mean any day other than a Saturday, Sunday or a
           ------------
day on which banks in the State of New Jersey or the Commonwealth of Virginia are authorized or obligated by law or executive order to close.

          "Center Covered Persons" shall have the meaning ascribed to such term
           ----------------------
in the Health Services Agreement.

          "Closing" and "Closing Date" shall have the meaning set forth in
           -------       ------------
Section 3.1 hereof.

          "Closing Net Asset Statement" shall have the meaning set forth in
           ---------------------------
Section 2.5(a) hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Confidentiality Agreements" shall mean the letter agreements
           --------------------------
regarding confidentiality dated February 17, 1997 and July 8, 1997 between the Plan and PHP.

          "Contract" shall mean any agreement, contract, lease, purchase order,
           --------
instrument or commitment, whether oral or written, to which the Plan is a party or by which it is bound and which relates to the Acquired Assets or the operation of any Health Care Center as of the Closing Date.

          "Covered Persons" shall have the meaning ascribed to such term in the
           ---------------
Health Services Agreement.

           "Employee" shall mean any person employed by the Plan immediately
            --------
prior to the Closing Date who (i) is employed in one of the Health Care Centers,
(ii) directly performs a Delegated Function (as defined in the Health Services Agreement) or (iii) performs functions that the parties hereto agree in the Transition Plan (as defined in Section 6.9 hereof) are needed by PHE to perform its obligations under the Health Services Agreement. Schedule 4.20(a) hereto
                                                     ----------------
contains a list of all Employees identified in (i) and (ii) above as of the date set forth therein.

          "Encumbrance" shall mean any claim, lien, pledge, option, charge,
           -----------
easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, encumbrance or right or claim of others of any kind whatsoever whether voluntarily incurred or arising by operation of law, and includes any existing agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

          "Environmental Claims" shall mean all written notices accusations,
           --------------------
allegations, notices of violation, liens, claims, demands, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings for any damage, including personal injury, property damage (including any depreciation of property values), lost use of property or punitive or consequential damages, arising out of Environmental Conditions or Environmental Laws.

          "Environmental Conditions" shall mean the state of the environment
           ------------------------
relating to the Acquired Assets or the operations of the Health Care Centers prior to or as of the Closing Date, including natural resources, soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by the Plan or its predecessors or successors in interest, or by their employees, contractors or other agents, the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned, leased or operated by the Plan.

          "Environmental Laws" shall mean all Laws, regulations, notices or
           ------------------
permits relating to pollution or protection of the environment (including ambient air, (indoor or outdoor) surface, water, ground water, land surface or subsurface strata), human health or safety, or the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposing, dumping and threatened release of Hazardous Substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, the Occupational Safety and Health Act, as amended, the New Jersey Industrial Site Recovery Act (formerly known as the Environmental Cleanup Responsibility Act) ("ISRA") and all laws promulgated or issued by any federal, state or other governmental authority.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended, and any regulations promulgated or proposed thereunder.

          "Estimated Net Working Capital Balance" shall mean the amount of
           -------------------------------------
current assets included within the Acquired Assets, less the amount of all current liabilities included with the Assumed Liabilities, as reflected on the Summary Balance Sheet attached hereto as Schedule 4.7 hereto.

          "Excluded Assets" shall mean all right, title and interest of the Plan
           ---------------
in and to (i) the properties, assets and rights which are set forth in Schedule
                                                                       --------
1.1(b) hereto, (ii) all cash, marketable securities and accounts receivable of
------
the Plan, (iii) the Intellectual Property, (iv) all claims, causes of action, rights of recovery and rights of set-off of any kind against any Person arising out of or relating to the Acquired Assets to the extent arising prior to the Closing, (v) the Plan's interest in this Agreement and in any of the Related Agreements, and (vi) all claims, causes of action, rights of recovery and rights of set-off of any kind against any Person arising out of or relating to any of the foregoing.

          "Excluded Liabilities" shall have the meaning set forth in Section 2.3
           --------------------
hereof.

          "GAAP" shall mean U.S. generally accepted accounting principles, as in
           ----
effect from time to time.

          "Governmental Authority" shall mean any federal, state or local court,
           ----------------------
governmental agency, administrative authority or body, arbitrator or arbitration panel.

          "Hazardous Substances" shall mean any and all pollutants,
           --------------------
contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic, radioactive or otherwise hazardous substances or materials that are now or in the future regulated under Environmental Laws.

          "Health Care Centers" shall mean the health care centers operated by
           -------------------
the Plan and listed on Schedule 1.1(c) hereto.
                       ---------------

          "Health Services Agreement" shall mean that certain Health Services
           -------------------------
Agreement entered into concurrently herewith between the Plan and PHE.

          "HIP Benefit Plan" shall mean each plan, program, policy, payroll
           ----------------
practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA and each "multi-employer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA which is now or previously has been sponsored, maintained, contributed to, or required to be contributed to, or with respect to which any withdrawal liability (within the meaning of Section 4201 of ERISA) has been incurred, by the Plan for the benefit of any Employee, and pursuant to which the Plan has or may have any liability, contingent or otherwise.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended, and the rules and regulations promulgated thereunder.

          "including" or to "include" any item shall mean containing or to
           ---------         -------
contain such item as part of a whole, without any implied exclusion of other items.

          "Intellectual Property" shall mean all patents, trademarks, service
           ---------------------
marks, trade names and copy rights and applications or registrations owned or used by the Plan, including the trademark "HIP" and "HIP Health Plan of New Jersey" and goodwill associated therewith.

          "Laws" shall mean all laws, statutes, ordinances, regulations, rules,
           ----
codes, orders, consent decrees and governmental requirements (including any ruling or requirement having the affect of law and applicable to PHP or the
Plan) of any federal, state or local government and any other governmental department or agency, and any judgment, decision, decree, writ, injunction, award, ruling or order of any Governmental Authority.

          "Leased Real Property" shall mean the real property leased on the date
           --------------------
hereof by the Plan as lessee or sublessee, including all buildings, structures and improvements thereon or appurtenances thereto which are set forth in
Schedule 4.11(e) hereto.
----------------

          "Material Adverse Effect" or "Material Adverse Change" shall mean any
           -----------------------      -----------------------
material adverse effect on or change in the assets, properties, condition (financial or other), business or results of operations, of the Plan and/or the Acquired Assets or on the ability of the Plan to consummate the transactions contemplated hereby, excluding, however, continuing operating losses incurred by the Plan prior to the Closing Date.

          "Medical Group" shall mean Pinnacle Medical Group, P.A., a New Jersey
           -------------
professional corporation.

          "Net Working Capital Balance" shall have the meaning set forth in
           ---------------------------
Section 2.5(b) hereof.

          "Note Purchase Agreement" shall mean that certain Note Purchase
           -----------------------
Agreement, dated the date hereof, by and among PHP, the Plan and Health Insurance Plan of Greater New York.

          "Notice of Dispute" shall have the meaning set forth in Section 2.5(d)
           -----------------
hereof.

          "Order" shall mean any award, decision, injunction, judgment, order,
           -----
ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Authority.

          "Owned Real Property" shall mean the real property beneficially owned
           -------------------
by the Plan, including all buildings, structures and improvements thereon or appurtenances thereto, described on Schedule 4.11(a) hereto.

          "Permits" shall mean all licenses, permits, authorizations,
           -------
registrations, certificates, consents or other approvals of any Governmental Authority owned, used or held for use exclusively in connection with the operation of the Health Care Centers, excluding, however, any of the foregoing which relate to the operation of the Plan as a health maintenance organization.
Schedule 4.13 hereto sets forth a list of the Permits as of the date hereof.
-------------

          "Person" shall mean an individual, a partnership, a corporation, a
           ------
limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity.

          "Personal Property" shall mean all fixtures, installations, machinery
           -----------------
and equipment, to the extent not constituting real property under applicable law, and all vehicles, furniture, furnishings, tools, spare parts, supplies, items historically expensed, office and laboratory equipment, materials and other personal property of every kind and nature, tangible or intangible, owned, used or held for use exclusively in connection with the operation of the Health Care Centers.

          "PHE" shall mean Pinnacle Health Enterprises, L.L.C., a Delaware
           ---
limited liability company.

          "Proceeding" shall mean any action, arbitration, audit, hearing,
           ----------
investigation, litigation, or suit (whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Authority.

          "Related Agreements" shall mean the other agreements listed entered
           ------------------
into on or prior to the Closing Date between or among any of the parties hereto or thereto in connection with the transaction contemplated hereby which are in
Schedule 1.1(d) hereto and identified as the "Related Agreements."
---------------

          "Representative" shall mean any officer, director, principal,
           --------------
attorney, agent, employee or other representative.

          "Summary Balance Sheet" shall have the meaning set forth in Section
           ---------------------
4.7 hereof.

          "Surplus Notes" shall mean the surplus notes in the aggregate
           -------------
principal amount of Forty Million One Hundred Seventy Five Thousand Dollars ($40,175,000.00), each made by the Plan and held by Health Insurance Plan of Greater New York.

          "Tax" shall mean any federal, state, local foreign or other tax, levy,
           ---
impost, fee, assessment or other government charge, including income, estimated income, business, occupation, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including interest, penalties and additions in connection therewith.

                                  ARTICLE II.

                     PURCHASE AND SALE OF ACQUIRED ASSETS
                     ------------------------------------

           2.1       Transfer of Acquired Assets.
                     ---------------------------

                     (a) Upon the terms and subject to the conditions contained herein, at the Closing, the Plan will sell, convey, transfer, assign and deliver to PHP (or its designated Affiliate), and PHP (or its designated Affiliate) will acquire from the Plan, all right, title and interest of the Plan in and to the following assets (excluding the Excluded Assets), being referred to herein as the "Acquired Assets":

                         (i)    All the Owned Real Property and Leased Real
           Property;

                         (ii)   All the Personal Property;

                         (iii) All rights and benefits of the Plan under the Assigned Contracts;

                         (iv) All rights and benefits of the Plan under the Permits, to the extent assignable;

                         (v) Originals (where available) or copies of all Books and Records;

                         (vi) All prepaid charges, expenses and security deposits, including such charges, expenses and security deposits with respect to insurance premiums, salaries, leases and rentals and utilities, in each case, to the extent related to the Acquired Assets and set forth in the Closing Net Asset Statement;

                         (vii) All goodwill associated with or attributable to the operation of the Health Care Centers; and

                         (viii) All claims and similar rights (and benefits arising therefrom) of the Plan, including without limitation, all warranty rights against suppliers, to the extent related to the Acquired Assets.

                     (b) To the extent any asset used exclusively in connection with the operation of the Health Care Centers is owned, used or held for use by any Affiliate of the Plan, such asset shall be included within the term "Acquired Assets," and the Plan shall cause such Affiliate, at the Closing, to convey such asset to PHP (or its designated Affiliate) in accordance with the provisions of this Agreement.

           2.2       Assumption of Liabilities. Subject to Section 2.3, upon the
                     -------------------------             -----------
terms and subject to the conditions contained herein, at the Closing, PHP (or its designated Affiliate) shall assume the following obligations and liabilities of the Plan (the "Assumed Liabilities"):

                     (a) All obligations and liabilities accruing, or arising out of, or relating to, events or occurrences happening after the Closing under the Contracts acquired by PHP pursuant to this Agreement, but not including any liability for any breach by the Plan of any such Contract occurring on or prior to the Closing;

                     (b) All accounts payable of the Plan as of the Closing which directly relate to the Acquired Assets and the operation of the Health Centers but only to the extent of the amount reflected as a liability on the Closing Net Asset Statement; and

                     (c) All obligations and liabilities of the Plan for accrued compensation and employee benefit obligations owed to employees who accept employment with PHP (other than severance payments as provided in Section 6.7 hereof), but only to the extent of the amount reflected as a current liability on the Closing Net Asset Statement.

The assumption by PHP (or its designated Affiliate) of the Assumed Liabilities shall not enlarge the rights of any Person under any Contract. Nothing contained herein shall prevent PHP (or its designated Affiliate) from contesting any of the Assumed Liabilities with any third party obligee.

                     2.3 Excluded Liabilities. Notwithstanding any other
                         --------------------
provision of this Agreement, PHP shall not assume, or otherwise be responsible for, any of the following liabilities or obligations of the Plan, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or known or unknown ("Excluded Liabilities"):

                     (a) Liabilities for Taxes;

                     (b) Liabilities for violation of any Laws, including any Environmental Laws, including without limitation, liabilities relating to the alleged exposure of medical group personnel to glutaraldehyde;

                     (c) Liabilities relating to Excluded Assets;

                     (d) Liabilities of the Plan under this Agreement and the Related Agreements;

                     (e) Liabilities for medical malpractice claims relating to services provided or omitted to be provided prior to the Closing;

                     (f) Liabilities incurred prior to the Closing in connection with medical records;

                     (g) Liabilities or obligations of the Plan with respect to incurred but not reported claims as of the Closing Date. For this purpose, a claim is incurred on the date of service and not the date the claim is submitted or paid;

                     (h) Liabilities or obligations for medical services provided to Covered Persons in any Institutional Care Facility (as defined in the Health Services Agreement) through the date of discharge (whether before or after the Closing) for all Covered Persons admitted to such an Institutional Care Facility on or prior to the Closing Date;

                     (i) Liabilities or obligations of the Plan with respect to indebtedness for borrowed money;

                     (j) Except as set forth in Sections 2.2(c) and 6.7, liabilities or obligations of the Plan arising out of any HIP Benefit Plan established or maintained by the Plan or to which the Plan contributes, or any liability of the Plan relating to the termination of any such HIP Benefit Plan or the participation of Employees of the Plan in any such HIP Benefit Plan;

                     (k) Except as specifically set forth in Sections 2.2(c) and 6.7, liabilities or obligations in respect of any Employee or former employee of the Plan, including without limitation (i) any liability to make payments for accrued sick days, (ii) any liability to pay any retention bonus, accrued vacation days, unpaid wages or overtime obligations, (iii) any liability to make severance or similar payments,
(iv) any employment agreement, whether or not written, between the Plan and any employee and (v) any claim of an unfair labor practice, or any claim under state unemployment compensation or any federal or state workers' compensation law or regulation or any claim of harassment or discrimination under any other federal or state employment law or regulation, or employment policy of the Plan, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

                     (l) Liabilities or obligations arising out of any Proceedings pending or threatened prior to the Closing or based on acts or omissions which occurred prior to the Closing, including without limitation the Proceedings described in Schedule 4.8 hereto;
                         ------------

                     (m) Liabilities to indemnify any person by reason of the fact that such person was a director, officer, employee or agent of the Plan or was serving at the request of the Plan as a partner, trustee, director, officer, employee or agent of another entity; and

                     (n) Any and all other liabilities and obligations not expressly assumed under Section 2.2 hereof.

          2.4       Purchase Price.
                    --------------

                    (a) Purchase Price. Subject to the terms and conditions
                        --------------
contained herein, and in consideration of the consummation of the transactions contemplated under the Health Services Agreement and the sale, assignment, transfer, conveyance and delivery to PHP (or its designated Affiliate) of the Acquired Assets hereunder, but subject to the adjustments provided for herein, PHP (or its designated Affiliate) shall pay:

                        (i) PHP (or its designated Affiliate) will deliver to the Plan at the Closing, by wire transfer of immediately available funds to an account designated by the Plan, an amount in cash equal to $72,600,000 minus the negative amount of the Estimated Net Working Capital Balance (the "Purchase Price");

                        (ii) PHP (or its designated Affiliate) will assume the Assumed Liabilities and deliver to the Plan at the Closing an executed copy of the Assumption Agreement; and

                        (iii) PHP (or its designated Affiliate) will pay to the Plan certain additional payments based upon the number of Plan members subject to, and in accordance with, the terms and provisions set forth in Schedule 2.4(a) hereto.
                        ---------------

                    (b) Purchase Price Allocation. The Purchase Price shall be
                        -------------------------
allocated among the Acquired Assets and the other transactions described in the Related Agreements in the manner required by Section 1060 of the Code and regulations thereunder and in accordance with an allocation to be jointly prepared on a reasonable basis and in good faith by PHP and the Plan prior to the Closing, subject to the post-Closing adjustment set forth herein.

          2.5       Post-Closing Adjustments.
                    ------------------------

                    (a) Closing Net Asset Statement. On or before the date
                        ---------------------------
which is 90 days after the Closing Date, the Plan shall prepare and deliver to PHP a statement (the "Closing Net Asset
                      -----------------

Statement") setting forth the Acquired Assets and Assumed Liabilities as of the
---------
Closing. The Closing Net Asset Statement shall be prepared in accordance with GAAP on a basis consistent with the accounting methodologies, practices and procedures (including the basis for calculation of both the adequacy and amounts of accruals and reserves and including valuation methods and practices) used in the preparation of the Summary Balance Sheet (which methodologies, practices and procedures are described on Schedule 2.5 hereto) and shall fairly present the
                            ------------
Acquired Assets and Assumed Liabilities as of the Closing Date.

                    (b) Net Working Capital Balance. Together with the Closing
                        ---------------------------
Net Asset Statement, the Plan shall deliver to PHP a statement setting forth the Net Working Capital Balance as of the Closing. The "Net Working Capital Balance"
                                                    ---------------------------
shall mean the amount of current assets included within the Acquired Assets, less the amount of current liabilities included within the Assumed Liabilities as of the Closing Date determined in accordance with GAAP.

                    (c) Purchase Price Adjustment. Upon final determination of
                        -------------------------
the Net Working Capital Balance, either by agreement between the Plan and PHP or determination in accordance with Section 2.5(e) hereof,

                        (i) if the Estimated Net Working Capital Balance is greater than the Net Working Capital Balance, the Purchase Price shall be decreased by the amount of such difference; and

                        (ii) if the Estimated Net Working Capital Balance is less than the Net Working Capital Balance, the Purchase Price shall be increased by the amount of such difference.

No later than 10 days following the final determination thereof, the Plan shall pay to PHP the amount of any decrease in the Purchase Price or PHP shall pay to the Plan the amount of any increase in the Purchase Price as appropriate, in each case, together with interest on the amount of such payment at an annual rate of interest equal to the prime rate of major commercial banks as of the Closing Date (as reported in the Wall Street Journal) for the period commencing on the Closing Date through the date of payment. All payments shall be made by wire transfer of immediately available funds to an account designated by the recipient.

                    (d) Adjustment Dispute. PHP shall have 90 days following
                        ------------------
its receipt thereof to review the Closing Net Asset Statement and the calculation of the Net Working Capital Balance, and the Plan shall promptly provide for review by PHP and its accountants such documentation, records and other information used in the preparation of the Closing Net Asset Statement and the calculation of the Net Working Capital Balance as the Plan shall reasonably request. If PHP shall disagree with the Closing Net Asset Statement and/or the calculation of the Net Working Capital Balance, PHP shall notify the Plan in writing (the "Notice of Dispute") of such disagreement setting forth in reasonable detail the nature of such disagreement and the basis thereof. In the event PHP shall fail to deliver a Notice of Dispute within 90 days following its receipt of the Closing Net Asset Statement and calculation of the Net Working Capital Balance prepared by the Plan, the same shall be deemed final and conclusive and binding upon the parties in all respects.

                    (e) Resolution of Disputed Adjustment Amounts. PHP and the
                        -----------------------------------------
Plan shall use all reasonable efforts for a period of 60 days after PHP's delivery of the Notice of Dispute (or such longer period as PHP and the Plan shall mutually agree upon) to resolve any disagreements raised by PHP with respect to the Closing Net Asset Statement and the calculation of the Net Working Capital Balance. If, at the end of such period, PHP and the Plan are unable to resolve such disagreements, a mutually agreed upon nationally recognized accounting firm shall be retained to resolve any remaining disagreements. The determination by such independent accounting firm shall be final, binding and conclusive on the parties. PHP and the Plan shall use all reasonable efforts to cause such independent accounting firm to make its determination within 30 days of accepting its selection. The fees and expenses of such independent accounting firm shall be borne by PHP and the Plan equally.

          2.6 Closing Costs; Transfer Taxes and Fees. The Plan shall be
              --------------------------------------
responsible for any documentary and transfer taxes and any sales or use taxes imposed on the transfer of Acquired Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto. PHP shall pay the fees and costs of recording or filing all applicable conveyancing instruments arising in connection with the purchase and sale of the Acquired Assets.

                                 ARTICLE III.

                                    CLOSING
                                    -------

           3.1 Closing. The Closing of the transactions contemplated herein (the
               -------
"Closing") shall be at the offices of Wolff & Samson, P.A., 5 Becker Farm Road, Roseland, New Jersey 07068 on the earliest possible date; provided that such date is at least five Business Days following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions to be taken at the Closing itself), or at such other place, time, and date as the parties hereto may agree (the "Closing Date").

           3.2 Closing Documents.
               -----------------

               (a) At the Closing, the Plan shall make (or cause to be made) the following deliveries:

                   (i) The Plan shall execute and deliver to PHP (or its designated Affiliate) such bills of sale, endorsements, assignments and other instruments and documents (collectively, "Instruments of Assignment"), in each case reasonably satisfactory in form and substance to PHP and its counsel, as shall vest in PHP (or its designated Affiliate) on the Closing Date good and marketable title to the Acquired Assets (other than the Owned Real Property) subject to no Encumbrances. Simultaneously with such delivery, the Plan shall take all additional steps as may be necessary to put PHP (or its designated Affiliate) in possession and operating control of the Acquired Assets and the operation of the Health Care Centers.

                   (ii) The Plan shall execute and deliver to PHP the Related Agreements.

                   (iii) The Plan shall execute and deliver to PHP the certificates described in Section 8.4 hereof and the legal opinion described in Section 8.3 hereof, and such other documents, instruments and writings as may be reasonably requested by PHP at least three Business Days prior to the Closing.

               (b) At the Closing, PHP shall make (or cause to be made) the following deliveries:

                     (i)   PHP (or its designated Affiliate) shall
           execute and deliver to the Plan the Assumption Agreement as shall evidence such party's assumption of the Assumed Liabilities.

                     (ii) PHP (or its designated Affiliate) shall pay the Purchase Price to the Plan.

                     (iii) PHP (or its designated Affiliate) shall execute and deliver to the Plan the Related Agreements to the extent not previously executed and delivered.

                     (iv) PHP (or its designated Affiliate) shall execute and deliver to the Plan the certificates described in Section 7.4 hereof and the legal opinion described in Section 7.3 hereof, and such other documents, instruments and writings as may be reasonably requested by the Plan at least three Business Days prior to the Closing.

           3.3 Notices of Sale. The Plan (as reasonably requested by PHP) shall
               ---------------
from time to time, prepare and mail notices to any other party under each of the Acquired Assets sold, transferred, assigned, delivered and conveyed to PHP (or its designated Affiliate) pursuant to this Agreement advising such other party that such Acquired Asset has been sold to PHP (or its designated Affiliate) and directing such other party to send to PHP all future payments on account, notices and correspondence relating to the foregoing.

           3.4 Owned Real Property. The Plan shall deliver marketable and
               -------------------
insurable title as evidenced by a title insurance commitment issued by a New Jersey title insurer, underwritten by a national insurance carrier, without exceptions or additional premiums. The Plan agrees to transfer, and PHP (or its designated Affiliate) agrees to accept, ownership of the subject property free of all claims and rights of others including liens and/or encumbrances except for (a) the rights of utility companies to maintain pipes, poles, cables and wires over, on and under the street, the part of the subject property next to the street or running to any building, structure or other improvement on the premises; or (b) recorded agreements, known as restrictive covenants, which limit the use of property being conveyed unless the agreements: (1) are presently violated; or (2) provide that the premises would be forfeited if they are violated; or (3) unreasonably limit PHP's intended use of the premises as a health care center; and (c) Utility Easement recorded in Middlesex County Deed Book 324, Page 146; Utility Easement recorded in Middlesex County Deed Book 326, Page 259, and slope drainage and other rights of the State of New Jersey as set forth in Middlesex County Deed Book 1024, Page 357 and Middlesex County Deed Book 2354, Page 421. The Plan shall provide a Survey Affidavit for the 6/26/96 survey of the property prepared by Gregory Prochoren, P.L.S., Inc. confirming no changes thereto. PHP agrees that it will obtain a current title insurance binder and report in connection with the property and shall supply same to the Plan's attorney upon receipt. In the event such title binder or PHP shall raise objections to title, PHP shall provide written notice to the Plan's attorney. If the objection is a lien or encumbrance caused or created by the Plan, the Plan shall take the necessary steps to discharge the lien or encumbrance. If any other objections cannot be cured or removed by the Plan prior to closing or within a period of time thereafter reasonably acceptable to PHP, then PHP shall have the right to 1) delete this property from the transaction (with an appropriate price abatement), 2) withhold from the Purchase Price the amount needed to clear the lien or encumbrance, 3) accept the property with the objection but with an adjustment of the Purchase Price, or 4) lease the premises from the Plan at market rate. In the event this property is deleted from this transaction based on title issues, the Plan shall reimburse PHP for its actual out of pocket cost for its title search and survey costs and any and all engineering or legal costs actually incurred by PHP in connection with any application for occupancy or development in addition to the Purchase Price adjustment for the assets purchased hereunder to reflect the deletion of the property from the assets purchased.

                                   ARTICLE IV.

                   REPRESENTATIONS AND WARRANTIES OF THE PLAN
                   ------------------------------------------

          The Plan hereby represents and warrants to PHP as follows:

          4.1 Organization of the Plan. The Plan is a federally qualified and
              ------------------------
state certified health maintenance organization duly organized and validly existing under the laws of the State of New Jersey with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          4.2 Authorization. The Plan has full power and authority to enter into
              -------------
and perform this Agreement and the other agreements and documents contemplated herein and to carry out the transactions contemplated herein and therein. This Agreement has been duly and validly authorized, executed and delivered by the Plan, and constitutes the legally valid and binding obligation of the Plan, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and general principles of equity.

          4.3 No Conflict or Violation. Except as set forth in Schedule 4.3
              ------------------------                         ------------
hereto, none of the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Plan with any of the provisions hereof, will (a) violate or conflict with any provision of the Certificate of Authority of the Plan, (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Acquired Assets under, any of the terms, conditions or provisions of any material Contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, or other instrument or obligation (i) to which the Plan is a party or (ii) by which the Acquired Assets are bound, or (c) violate any Laws.

           4.4 Ownership of Acquired Assets. Except as set forth in Section 3.4
               ----------------------------
hereof, or Schedule 4.4 hereto, the Plan has good and marketable title to the
           ------------
Acquired Assets owned by it, free and clear of any Encumbrances, and, upon the consummation of the transactions contemplated by this Agreement, PHP will acquire good and marketable title to such Acquired Assets, free and clear of any Encumbrances.

           4.5 Contracts and Commitments.
               -------------------------

               (a) Contracts. Schedule 4.5 hereto contains a complete and
                   ---------  ------------
accurate list of all written Contracts and an accurate description of the material terms of all oral Contracts included in the Acquired Assets. The Plan has delivered to PHP true, correct and complete copies of all of the Contracts listed on Schedule 4.5 hereto, including all amendments and supplements thereto.
          ------------

               (b) Absence of Breaches or Defaults. All of the Contracts
                   -------------------------------
set forth, listed or described on Schedule 4.5 hereto are, with respect to the
                                  ------------
Plan, and, to the Plan's knowledge, with respect to all other parties thereto, valid and binding, and in full force and effect in accordance with all of their material terms. The Plan has duly performed all of its material obligations under such Contracts to the extent those obligations to perform have accrued, and no material violation of, or material default (or condition or event which with notice or lapse of time or both would constitute a material default) or material breach under any such Contracts by the Plan or, to the Plan's knowledge, any other party, has occurred and neither the Plan nor, to the Plan's knowledge, any other party thereto has repudiated any provisions thereof.

          4.6 Governmental Filings. Except as set forth in Schedule 4.6 hereto,
              --------------------                         ------------
no notice to, declaration, filing or registration with, or permit, waiver or approval from, any Governmental Authority is required to be made or obtained by the Plan in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

          4.7 Summary Balance Sheet. The Plan has provided PHP with a summary
              ---------------------
balance sheet of the Acquired Assets and Assumed Liabilities as of May 31, 1997 as set forth in Schedule 4.7 hereto (the "Summary Balance Sheet"). The Summary
                ------------              ---------------------
Balance Sheet has been prepared in accordance with GAAP and fairly presents the Acquired Assets and Assumed Liabilities as of the date thereof.

          4.8 Litigation.
              ----------

              (a) Except as set forth in Schedule 4.8 hereto, there are no
                                         ------------
Proceedings with respect to the Plan, pending or threatened in writing against the Plan or any officers or directors thereof in their capacity as such.

              (b) (i) There is no Order to which any of the Health Care Centers or the Acquired Assets is subject; and (ii) the Plan is not subject to any Order that relates to the operation of the Health Care Centers or the Acquired Assets.

              (c) Except as set forth in Schedule 4.8 hereto, as of the date
                                         ------------
hereof (but not any later date), to the Plan's knowledge, no representation proceedings or union authorization cards have been filed with the National Labor Relations Board ("NLRB"), or otherwise communicated to the Plan.

          4.9 Compliance with Laws.  Except as set forth in Schedule 4.9 hereto:
              --------------------                          ------------

              (a) the Plan is in full compliance in all material respects with the Laws that are applicable to the conduct or operation of the Health Care Centers or the ownership or use of any of the Acquired Assets;

              (b) with respect to the Acquired Assets, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Plan of, or a failure on the part of the Plan to comply with, any Law, or (B) may give rise to any obligation on the part of the Plan to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

              (c) with respect to the Acquired Assets, the Plan has not received any written notice or other communication from any Governmental Authority regarding (A) any actual or alleged violation of, or failure to comply with, any Law, or (B) any actual or alleged obligation on the part of the Plan to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, nor does the Plan have knowledge of any such violation, failure or obligation.

          4.10 Environmental Matters.
               ---------------------

               (a) Except as set forth in Schedule 4.10 or in the November
                                          -------------
21, 1995 Environmental Site Assessment prepared for HIP Health Plan of New Jersey by PMK Group, Consulting Engineers, to the best of the Plan's knowledge and belief, at present and at no time since the Plan has owned, or possessed the Owned Real Property or Leased Real Property have Hazardous Substance, or other toxic or hazardous materials, been used, stored or disposed of at or on such premises, other than deminimus quantities not exceeding levels as set forth in N.J.S.A. 13:1K-10 and used in the ordinary course of business of a health care center, and the Plan has no knowledge that such premises were so used prior to the Plan's acquisition of title to, or interest in, such premises. The Plan has not received any letter or other written communication from any Governmental Authority relating to the presence of toxic or other hazardous materials on such premises.

               (b) Except as set forth in Schedule 4.10 or the November
                                          -------------
21, 1995 Environmental Site Assessment prepared for HIP Health Plan of New Jersey by PMK Group, Consulting Engineers, the Plan has no actual knowledge of underground fuel or storage tanks or abandoned septic tanks or asbestos, PCB transformers, or toxic, hazardous or contaminated substances in, on, or about the Owned Real Property or Leased Real Property.

          4.11 Real Property.
               -------------

               (a) The Plan has no knowledge of, and has received no notice that, the Owned Real Property and Leased Real Property are not in full compliance with applicable zoning laws, ordinances, codes and governmental regulations adopted by any authority having jurisdiction which relate to such property, nor any violation notices thereof.

               (b) The Plan has no knowledge of, and has received no notice of, condemnation or eminent domain proceedings affecting all or any portion of the Owned Real Property or Leased Real Property or any access thereto or therefrom.

               (c) All liabilities or liens against the Owned Real Property and the Plan's interest in the Leased Real Property, including mortgages, shall be paid or otherwise satisfied by the Plan prior to or at the Closing and the Plan hereby agrees to indemnify and hold PHP harmless from and against any of said liabilities and/or liens.

               (d) The Plan has no knowledge of any material adverse information regarding the Owned Real Property and Leased Real Property and its ability to convey marketable title thereto or a valid leasehold interest therein, except as otherwise disclosed to PHP.

               (e) The Plan has valid and subsisting leasehold estates in the Leased Real Property set forth in Schedule 4.11(e) hereto free and clear of all
                                  ----------------
liens and encumbrances except for the encumbrances on the lessor's fee interest. The Plan hereby warrants and represents that, except as set forth in Schedule
                                                                     --------
4.11(e):
-------

                   (i) There is no notice of cancellation or termination under any option or right reserved to the lessor, or any notice of default, under any lease of the Leased Real Properties, and no event has occurred which, with notice or lapse of time or both, would constitute a default by the Plan under any lease of the Leased Real Properties.

                   (ii) The Plan has not assigned any interest in, nor subleased the premises constituting, any Leased Real Properties.

                   (iii) There are no restrictions to the assignment or transfer of, or any other restriction with respect to, the Leased Real Properties that will affect the rights of PHP (or its designated Affiliate) with respect thereto as a consequence of the transfer of the Acquired Assets to PHP (or its designated Affiliate).

           4.12  Members.  As of July 23, 1997, the Plan had 199,272 Covered
                 -------
Persons, including  148,230 Center Covered Persons.

           4.13  Permits.
                 -------

                 (a) Schedule 4.13 hereto contains a complete and accurate
                     -------------
list of each Permit that is held by the Plan that relates to the operation of the Health Care Centers or the ownership or use of the Acquired Assets. Each Permit listed or required to be listed in Schedule 4.13 hereto is valid and in
                                          -------------
full force and effect. Except as set forth in Schedule 4.13 hereto:
                                              -------------

                     (i) the Plan is and at all times has been, in material compliance with all of the terms and requirements of each Permit identified or required to be identified in Schedule 4.13 hereto;
                                                      -------------

                     (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of, or default or deficiency with respect to, or a failure to comply with any term or requirement of any Permit listed or required to be listed in Schedule 4.13
                                                            -------------
           hereto, the violation, default, deficiency or failure of which would have a Material Adverse Effect, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of any Permit listed or required to be listed in Schedule
                                                                        --------
           4.13 hereto;
           ----

                     (iii) the Plan has not received any written notice or other communication from any Governmental Authority regarding (A) any actual or alleged violation of, default or deficiency with respect to, or failure to comply with any term or requirement of any Permit listed or required to be listed on Schedule 4.13 hereto, the
                                              -------------
           violation, default, deficiency or failure of which would have a Material Adverse Effect, or (B) any actual or proposed revocation, withdrawal, suspension, cancellation, termination of any Permit listed or required to be listed on Schedule 4.13 hereto, nor does the
                                              -------------
           Plan have knowledge of any such violation, default, deficiency or failure to comply; and

                     (iv) all applications required to have been filed for the renewal of the Permits listed or required to be listed in Schedule
                                                                     --------
           4.13 hereto have been duly filed on a timely basis with the
           ----
           appropriate Governmental Authorities, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Governmental Authorities.

                 (b) The Permits listed in Schedule 4.13 hereto collectively
                                           -------------
constitute all of the Permits necessary to permit the Plan to lawfully conduct and operate the Health Care Centers in the manner that the Health Care Centers are currently conducted and operated and to permit the Plan to own and use the Acquired Assets in the manner in which the Plan currently owns and uses such assets.

           4.14 Consents. Except as set forth in Schedule 4.14 hereto, the Plan
                --------                         -------------
is not or will not be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

           4.15 Books and Records. The Books and Records are in all material
                -----------------
respects true and complete, are maintained in accordance with good business practice and all applicable Laws, and accurately present and reflect in all material respects all of the events and transactions therein described.

           4.16 Insurance. Schedule 4.16 hereto sets forth a list of all
                ---------  -------------
insurance policies or binders which are currently in effect insuring the Health Care Centers and the Acquired Assets, and true and complete copies thereof have been delivered or made available to PHP. All such policies and other instruments are in full force and effect and all premiums with respect to thereto up to the Closing Date have been paid. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of or default or loss of any benefit (including the right to receive any claim) under, or permit the termination of, any of such insurance policies. The Plan has not failed to give any notice or present any claim under any insurance policy in due and timely fashion or as required by any of such insurance policies or has otherwise, through any act, omission or nondisclosure, jeopardized or impaired full recovery under such policies, and there are no claims by the Plan under any of such policies as to which any insurance company is denying liability or defending under a reservation of rights or similar clause except as set forth in Schedule 4.8. The Plan has not received notice of
                              ------------
any pending or threatened termination of any of such policies or any premium increases for the current policy period with respect to any of such policies.

           4.17 Taxes. The Plan is qualified as a tax-exempt organization as
                -----
defined in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. The Plan has timely filed or will timely file with the appropriate Governmental Bodies all tax returns required to be filed before the Closing Date, and will timely file all tax returns required to be filed after the Closing Date, in respect of periods ending on or prior to the Closing Date, and has maintained, or caused to be maintained, and will maintain all required records with respect to Taxes, and has timely paid, or caused to be paid, or will timely pay in full all Taxes, if any, shown to be due on such returns, or otherwise due from the Plan for all periods up to and including the Closing Date. The Plan will pay when due all Taxes arising out of the transactions contemplated hereby.

           4.18 No Material Adverse Change. Since May 31, 1997, no Material
                --------------------------
Adverse Change has occurred in the business, assets, liabilities, financial condition or results of operations of the Plan.

           4.19 Brokers and Finders. The Plan has not employed any broker or
                -------------------
finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, except for Wasserstein Perella & Co., Inc., the fees and expenses of which shall be paid by the Plan or its Affiliates.

           4.20 Employee Benefits.
                -----------------

                (a) Employees. Schedule 4.20(a) hereto contains a true and
                    ---------  ----------------
complete list, by Health Care Center, of the position and rate of compensation of each Employee and the date of commencement of such person's employment with the Plan. The Plan has no employment agreements with Employees other than employed physicians except as set forth in
Schedule 4.20(a).
----------------

                (b) Schedule. Schedule 4.20(b) hereto contains a true and
                    --------  ----------------
complete list of each HIP Benefit Plan. The Plan has no plan or commitment, whether legally binding or not, to establish any new HIP Benefit Plan or to modify or to terminate any HIP Benefit Plan (except to the extent required by law or to conform any such HIP Benefit Plan to the requirements of any applicable law, in each case as previously disclosed to PHP, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to Employees.

                (c) Documents. The Plan has provided, or has caused to be
                    ---------
provided, to PHP current, accurate and complete summaries of all documents embodying or relating to each HIP Benefit Plan, including all amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto.

                (d) Compliance. With respect to each HIP Benefit Plan, (i)
                    ----------
the Plan has performed all obligations required to be performed by it under each HIP Benefit Plan and the Plan is not in default under or in violation of, any HIP Benefit Plan, (ii) each HIP Benefit Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code, including without limiting the foregoing, the timely filing of all required reports, documents and notices, where applicable, with the IRS and the Department of Labor, (iii) the Plan has made all payments with respect to all periods through the date hereof, and will make a pro-rata payment for the period ending as of the Closing Date, in each case which are required by each HIP Benefit Plan, each related trust, or by law to be made to, or with respect to each HIP Benefit Plan (including all insurance premiums or intercompany charges with respect to each HIP Benefit Plan and (iv) the Plan has no obligation to contribute to, and has not contributed to, any multiemployer pension plan on behalf of any Employee of the Plan.

                (e) Effect of Transaction. Except as otherwise arising in
                    ---------------------
connection with the termination of Employees as contemplated herein, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any HIP Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                (f) Employment Matters. The Plan (i) is in compliance in
                    ------------------
all material respects with all Laws respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees.

                (g) Labor. As of the date of this Agreement (and not any
                    -----
later date) and, except as otherwise set forth in Schedule 4.20(g) hereto: (1)
                                                  ----------------
no work stoppage or labor strike against the Plan by Employees is pending or threatened; (2) the Plan (i) is not involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters involving any Employees, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints; (ii) has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) is not presently, nor has been in the past a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no such agreement or contract is currently being negotiated by the Plan or any of its affiliates; (3) the Plan has fulfilled any bargaining obligation applicable to the transactions contemplated by this Agreement; and no Employees are currently represented by any labor union for purposes of collective bargaining and (4) no activities the purpose of which is to achieve such representation of all or some of such Employees are threatened or ongoing.

           4.21 Financial Statements. The Plan has furnished PHP with true,
                --------------------
correct and complete copies of the following financial statements (collectively, the "HIP Financial Statements"): (i) consolidated financial statements for the fiscal year ended December 31, 1996 audited by Ernst & Young LLP and (ii) unaudited consolidated statements of income and cash flows for the five-month period ended May 31, 1997 and the accompanying consolidated balance sheets as of such dates. The HIP Financial Statements present fairly, in all material respects, the consolidated financial position of the Plan and the results of its operations and its cash flows as of the respective dates and periods thereof in conformity with GAAP and applied on a consistent basis, except as noted therein and except that in the case of the unaudited financial statements, no notes are included and such unaudited financial statements may be subject to normal, recurring adjustments that would be made in the course of an audit and that would be not material. Except as set forth in Schedule 4.21 hereto, the Plan has
                                              -------------
no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the most recent balance sheet included in the HIP Financial Statements and liabilities incurred in the ordinary course of business since May 31, 1997.

           4.22 Disclosure. No representation or warranty of the Plan contained
                ----------
in this Agreement, or any Related Agreement, or in any Schedule hereto or thereto, or in any certificate or related document delivered to PHP pursuant hereto or thereto, or in connection herewith or therewith, contains a false, misleading or untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances in which they were made, not misleading.

                                  ARTICLE V.

                            REPRESENTATIONS OF PHP

           PHP hereby represents and warrants to the Plan as follows:

           5.1  Organization of PHP. PHP is a corporation duly organized,
                -------------------
validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of New Jersey and in each other jurisdiction in which it is required to be so qualified.

           5.2  Authorization. PHP has full power and authority to enter into
                -------------
and perform this Agreement and the other agreements and documents contemplated herein and to carry out the transactions contemplated herein and therein. This Agreement has been duly and validly authorized, executed and delivered by PHP and constitutes a legally valid and binding obligation of PHP, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and general principles of equity.

           5.3  No Conflict or Violation. None of the execution, delivery and
                ------------------------
performance of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by PHP with any of the provisions hereof, will (a) violate or conflict with any provision of its organizational or charter documents, (b) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, or other instrument or obligation to which PHP is a party, or (c) violate any Laws.

           5.4  Filings. No notice to, declaration, filing or registration with,
                -------
or permit, waiver or approval from, any Governmental Authority is required to be made or obtained by PHP in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated by this Agreement, except for filings required under the HSR Act and the Securities Exchange Act of 1934, as amended.

           5.5  SEC Documents. PHP has filed all required reports, schedules,
                -------------
forms, statements and other documents with the Securities and Exchange Commission since April 30, 1996 (the "SEC Documents"). All of the SEC Documents
                                     ---------------
(other than preliminary material or material which was subsequently amended), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and, in each case, the rules and regulations promulgated thereunder applicable to such SEC Documents. None of the SEC Documents, as of their respective dates, contained any untrue statements of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been amended, modified or superseded by later SEC Documents. PHP's consolidated financial statements included in the SEC Documents complied, as to form in all material respects, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated under the Exchange
Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring adjustments that would be made in the course of an audit and that would not be material). Since April 30, 1997, no Material Adverse Change has occurred in the business, assets, liabilities, condition (financial or other) or results of operations of PHP.

           5.6  Financial Ability. PHP has, or will obtain prior to the Closing,
                -----------------
the funds available to pay the Purchase Price and consummate the transactions described herein and in the Related Agreements to which it is a party.

           5.7  Brokers and Finders. PHP has not employed any broker or finder
                -------------------
or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

           5.8  Disclosure. No representation or warranty of PHP contained in
                ----------
this Agreement, or any Related Agreement, or in any Schedule hereto or thereto, or in any certificate or related document delivered to the Plan pursuant hereto or thereto, or in connection herewith or therewith, contains a false, misleading or untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances in which they were made, not misleading.

                                   ARTICLE VI.

                          COVENANTS OF THE PLAN AND PHP
                          -----------------------------

          The Plan and PHP each covenant with the other as follows:

          6.1   Further Assurances. Upon the terms and subject to the conditions
                ------------------
contained herein, each of PHP and the Plan agrees, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to take, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing, including using all reasonable efforts (A) to obtain all necessary waivers, consents and approvals from other parties to the Contracts to be assumed by PHP (or its designated Affiliate); provided, however,
                                                              --------  -------
that neither PHP nor the Plan shall be required to commence litigation or agree to material modifications of the terms thereof in order to obtain any such waivers, consents or approvals; provided, further, that the cost of obtaining such waivers, consents and approvals shall be borne by the Plan, (B) to obtain all permits or licenses required to be obtained under any applicable Laws, (C) to effect all necessary registrations and filings, including submissions of information requested by Governmental Authorities and all filings required under the HSR Act, and (D) to fulfill all conditions to this Agreement. The Plan and PHP will commence all action required under clauses (A) and (B) above (including submitting all filings required under the HSR Act) as soon as reasonably practicable following the execution and delivery of this Agreement. The HSR Act filing fee shall be shared equally by the parties.

          6.2   Notification of Certain Matters. From the date hereof through
                -------------------------------
the Closing, each of PHP and the Plan shall give prompt notice to the other of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of such party to comply with any covenant to be complied with by it under this Agreement; provided, however, that such disclosure shall not be
                            --------  -------
deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. The Plan shall give prompt notice to PHP of all pending or threatened matters before the NLRB including the events which may lead to the filing of representation petitions at any Health Care Centers. No notice given pursuant to this Section 6.2 will contain any false, misleading or untrue statement of a material fact or omit to state a material fact necessary to make the statements therein or in this Agreement, in the light of the circumstances in which they were made, not misleading.

          6.3   Inspections. Subject to the provisions of the Confidentiality
                -----------
Agreements, the parties agree that, prior to the Closing, each party will have full access to such business, books, records, management, facilities and operations of the other as may be reasonably necessary to evaluate the transactions contemplated by this Agreement. PHP and the Plan will exercise reasonable efforts to minimize interference with each other's businesses. Each party further agrees to provide the other with reasonable notice before visiting the other's facilities or contacting the other's employees, practitioners or allied health professionals for the purposes of inspecting and conducting the due diligence contemplated by this Section.

          6.4   Conduct of Business. Except as specifically contemplated by this
                -------------------
Agreement and the Related Agreements, from the date hereof until the earlier of the Closing or the termination of this Agreement, or as otherwise approved in writing by PHP, the Plan shall:

                (a) operate the Health Care Centers and conduct its business in, and not take any action except in, the ordinary course of business;

                (b) perform in all material respects its obligations under all Contracts;

                (c) use its reasonable best efforts to preserve intact its corporate existence, goodwill and business organization, to keep available the services of its present officers and employees and to preserve its relationships with patients, physicians, hospitals, landlords, suppliers, customers, subcontractors and others having material business relations with it;

                (d) in connection with the continuing operation of the Health Care Centers between the date of this Agreement and the Closing, use all reasonable best efforts to consult in good faith on a regular and frequent basis with representatives of PHP to report material operational developments and the general status of ongoing operations. The Plan acknowledges that any such consultation shall not constitute a waiver by PHP of any rights it may have under this Agreement and that PHP shall have no liability or responsibility for any actions of the Plan or any of its officers or directors with respect to matters which are the subject of such consultations;

                (e) maintain all of the tangible fixed assets included in the Acquired Assets in good operating condition and repair in order to enable them to be operated after the Closing in the manner in which they are currently operated (ordinary wear and tear excepted);

                (f) maintain the Health Care Center books and records in the usual, regular and ordinary manner, on a basis consistent with prior years;

                (g) not vary or amend the terms of any Assumed Liability except in the ordinary course of business;

                (h) not enter into, modify, terminate, amend or grant any waiver in respect of any Assigned Contract, except in the ordinary course of business;

                (i) duly comply in all material respects with all Laws applicable to the Health Care Centers and the Acquired Assets;

                (j) not take, or agree to take, any of the actions prohibited in this Section 6.4 or, any action which would make any representation or warranty of the Plan contained in this Agreement untrue or incorrect in any material respect as of the date when made or as of any future date on or prior to the Closing; and

                (k) inform PHP promptly of any development which may interfere with the consummation of the transactions contemplated by this Agreement or the Related Agreement or may interfere with the operation of the Health Care Centers.

          6.5   No Solicitation of Transactions. The Plan will not, and will
                -------------------------------
cause its employees, representatives, investment bankers, consultants, advisors, agents and affiliates not to, directly or indirectly, (a) initiate contact with, solicit or encourage submission of any inquiries, proposals or offers by, or (b) participate in any discussions or negotiations with, or disclose any information concerning Health Care Centers to, or afford any access to the properties, books or records of the Health Care Centers to, or otherwise assist, facilitate or encourage, any Person (other than PHP, its affiliates, agents and representatives) in connection with any possible proposal (an "Acquisition Proposal") regarding a sale or acquisition of any interest in the Health Care Centers, or a merger, consolidation or business combination involving Health Care Centers or a sale of all or (other than in the ordinary course of business consistent with past practice) any portion of the assets of Health Care Centers or any similar transaction. The Plan represents that as of the date hereof it has ceased any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          6.6   Rights to Confidentiality. The Plan shall not, without the prior
                -------------------------
consent of PHP, modify, terminate, amend or grant any waiver in respect of any confidentiality agreement entered into with any other party in connection with or relating to a possible sale of the New Jersey Physician Operations or the Health Care Centers.

          6.7   Employee Matters.
                ----------------

                (a) Prior to the Closing Date, PHP may offer (or cause its designated Affiliate to offer) employment to certain Employees (the "Continuing Employees") on terms and conditions to be determined by PHP on the basis of an open application process in which the Plan will encourage Employees to participate. From and after the Closing Date, PHP will provide benefits to the Continuing Employees which will, in the aggregate, be no less favorable than those provided by PHP to its similarly situated employees from time to time. With respect to the employee plans and welfare plans of PHP, PHP shall grant the Continuing Employees, from and after the Closing Date, credit for all service with the Plan prior to the Closing Date for all purposes for which such service was recognized by the Plan. To the extent PHP's benefit plans (or any new benefit plans entered into for the Continuing Employees) provide medical or dental welfare benefits after the Closing Date, PHP shall use its reasonable efforts to cause such plans to waive any pre-existing conditions and actively-at-work exclusions and shall use reasonable efforts to provide that. Any expenses incurred on or before the Closing Date shall be taken into account under any PHP benefit plans for purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket provisions. Nothing in this
Section 6.7(a) shall create any third party beneficiary rights.

                (b) The Plan shall use its reasonable efforts to encourage those Employees who receive employment offers to accept PHP's or its designated Affiliate's offer of employment. The Plan shall also release such Continuing Employees who accept such employment with PHP from any covenant not to compete to which it is a party.

                (c) With respect to any Employee who does not receive an offer of employment from PHP or its designated Affiliate, if such Employee's employment is terminated on or prior to the Closing Date in connection with the transactions contemplated by this Agreement, and the Plan is obligated to pay severance to such Employee, PHP agrees to indemnify the Plan and hold it harmless for the amount of such severance payments. Any amounts paid by PHP to the Plan under this Section 6.7(c) shall be treated for all purposes as an increase to the Purchase Price.

                (d) Prior to the Closing, PHP will advise the Plan in writing of the identity of Employees to whom PHP (or its designated Affiliate) intends to offer employment effective upon the Closing. Notwithstanding anything herein to the contrary, PHP shall offer employment to a sufficient number of Employees such that the termination of employment of Employees who do not receive an employment offer will not, in and of itself, trigger a notice obligation under the Workers Adjustment Retaining and Notification Act at any of the Health Care Centers.

                (e) From the date of this Agreement until the Closing Date, the Plan agrees to make available to PHP all books and records, statistics and other data regarding Employees in accordance with applicable law. To the extent required in order to provide such access to personnel files, the Plan will request permission from Employees and seek a written waiver of applicable law which might otherwise prohibit such access. If any Employee refuses to grant such a waiver, the Plan shall have no obligation to make personnel files available in the absence of an indemnity from PHP.

          6.8   Continuing Relationship. The parties recognize and agree that as
                -----------------------
part of the restructuring of the New Jersey Physician Operations, the parties will implement a continuing relationship designed to further their mutual growth and advancement. Accordingly, the parties have agreed that PHP and its Affiliates will offer their employees the opportunity to be the Plan members at the same premium rate that the Plan charges its employees for becoming the Plan members.

          6.9   Transition Plan. Between the date of this Agreement and the
                ---------------
Closing, PHP and the Plan shall identify all assets and services which are currently being provided by the Plan to the New Jersey Physician Operations but with respect to which the related personnel and assets are not included among Employees and/or the Acquired Assets, including, without limitation, computer and data processing services and associated hardware and software (the "Shared Services and Shared Assets"). Prior to the Closing, PHP and the Plan shall agree upon a mutually acceptable transition plan (the "Transition Plan") pursuant to
                                                 ---------------
which for a period of up to six months after the Closing, the Plan shall make available to PHP (or its designated Affiliate) the Shared Assets and Shared Services on a basis substantially consistent with the Plan's recent historical practice.

          6.10  Use of Purchase Price. The Purchase Price to be paid by PHP to
                ---------------------
the Plan under this Agreement shall not be used for any purpose other than for working capital purposes in the ordinary course of the operation of the Plan's HMO business in the State of New Jersey and for any other purpose expressly permitted under the Health Services Agreement, excluding repayment of the Surplus Notes or other indebtedness for borrowed money except the repayment of up to $6 million of outstanding indebtedness.

                                  ARTICLE VII.

                      CONDITIONS TO THE PLAN'S OBLIGATIONS
                      ------------------------------------

          The obligations of the Plan to consummate the transactions provided for by this Agreement are subject, in the discretion of the Plan, to the satisfaction, on or prior to the Closing, of each of the following conditions, any of which may be waived by the Plan.

          7.1   Representations, Warranties and Covenants. All representations
                -----------------------------------------
and warranties of PHP contained in this Agreement or any Related Agreement shall be true and correct in all material respects at and as of the date of this Agreement and any Related Agreement and at and as of the Closing Date, and PHP shall have performed in all material respects all covenants required by this Agreement to be performed by it prior to the Closing.

          7.2   No Proceedings, Litigation or Laws. No Proceeding by any
                ----------------------------------
Governmental Authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated by this Agreement, or any Related Agreement, nor shall there be any Law which makes the purchase of any material portion of the Acquired Assets contemplated by this Agreement illegal or otherwise prohibited.

          7.3   Opinion of Counsel. PHP shall have delivered to the Plan an
                ------------------
opinion of Fried Frank Harris Shriver & Jacobson, counsel to PHP, dated as of the Closing Date, covering the substantive matters referred to in Sections 5.1, 5.2, 5.3 and 5.4, in form reasonably satisfactory to the Plan.

          7.4   Certificates and Corporate Documents. PHP shall furnish the Plan
                ------------------------------------
with certificates of its officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by the Plan. The Plan shall have received from PHP resolutions adopted by the board of directors of PHP approving this Agreement and the transactions contemplated by this Agreement, certified by PHP's corporate secretary.

          7.5   Assumption Agreement. PHP (or its designated Affiliate) shall
                --------------------
have executed the Assumption Agreement.

          7.6   HSR Act. The applicable waiting period, including any extension
                -------
thereof under the HSR Act shall have expired.

          7.7   Governmental Approvals. The Department of Banking and Insurance
                ----------------------
and the Department of Health and Senior Services of the State of New Jersey, and/or such other New Jersey or federal governmental or regulatory authority as may be required, shall have received notice of, or applications or other filings with respect to, the transactions contemplated by this Agreement and the Related Agreements and, where required, shall have approved same.

          7.8   Related Agreements. PHP shall have executed and delivered the
                ------------------
Related Agreements.

          7.9   Note Purchase Agreement. The closing of the purchase and sale of
                -----------------------
the Surplus Notes pursuant to the Note Purchase Agreement shall have been completed.

                                  ARTICLE VIII.

                         CONDITIONS TO PHP'S OBLIGATIONS
                         -------------------------------

          The obligations of PHP to consummate the transactions provided for by this Agreement are subject, in the discretion of PHP, to the satisfaction, on or prior to the Closing, of each of the following conditions, any of which may be waived by PHP.

          8.1   Representations, Warranties and Covenants. All representations
                -----------------------------------------
and warranties of the Plan contained in this Agreement or any Related Agreement shall be true and correct in all material respects at and as of the date of this Agreement or any Related Agreement and at and as of the Closing Date, and the Plan shall have performed in all material respects all covenants required by this Agreement to be performed by it prior to the Closing.

          8.2   No Proceedings, Litigation or Laws. No Proceeding by any
                ----------------------------------
Governmental Authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated by this Agreement, or any Related Agreement, nor shall there be any

Laws which make the purchase of any material portion of the Acquired Assets contemplated by this Agreement illegal or otherwise prohibited.

          8.3   Opinion of Counsel. The Plan shall have delivered to PHP an
                ------------------
opinion of Wolff & Samson, P.A., counsel to the Plan, covering the substantive matters referred to in Sections 4.1, 4.2, 4.3 and 4.6, in form reasonably satisfactory to PHP.

          8.4   Certificates and Corporate Documents. The Plan shall furnish PHP
                ------------------------------------
with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by PHP. PHP shall have received from the Plan resolutions adopted by the board of directors of the Plan approving this Agreement and the transactions contemplated by this Agreement, certified by the Plan's corporate secretary.

          8.5   Other Documents. The Plan shall have executed and delivered each
                ---------------
of the documents required by Section 3.2 hereof so as to effect the transfer and assignment to PHP of all right, title and interest in and to the Acquired Assets as provided in this Agreement, which documents shall be in a form reasonably satisfactory to PHP's counsel.

          8.6   HSR Act. The applicable waiting period, including any extension
                -------
thereof, under the HSR Act shall have expired.

          8.7   Governmental Approvals. All New Jersey or federal governmental
                ----------------------
or regulatory authority as may be required, shall have received notice of, or applications or other filings with respect to, the transactions contemplated by this Agreement and the Related Agreements and, where required, shall have approved same.

          8.8   Related Agreements. The Plan shall have executed and delivered
                ------------------
the Related Agreements.

          8.9   Note Purchase Agreement. The closing of the purchase and sale of
                -----------------------
the Surplus Notes pursuant to the Note Purchase Agreement shall have been completed.

          8.10  Consents. Each of the consents identified or referred to in
                --------
Schedule 4.14 hereto shall have been obtained in form and substance reasonably
-------------
satisfactory to PHP and must be in full force and effect, and PHP shall have obtained all consents or Permits necessary to operate the Health Care Centers after the Closing as contemplated in the Related Agreements.

          8.11  Title Insurance; Surveys. PHP shall have received title
                ------------------------
insurance commitments, policies and riders and surveys with respect to the Owned Real Property, in accordance with Section 3.4.

          8.12  Estoppel Certificates. With respect to each of the Leased Real
                ---------------------
Properties, PHP shall have received estoppel certificates executed on behalf of the landlord, dated as of a date no more than ten days prior to the Closing Date, substantially in the form attached to Schedule 1.1(d).
                                            ---------------

          8.13  Employment Agreements. PHP shall have received executed
                ---------------------
employment agreements, in form and substance reasonably satisfactory to PHP, as described in Schedule 8.13 hereto.
             -------------

          8.14  Schedules. PHP shall have received final and complete copies of
                ---------
all Schedules to this Agreement, in form and substance reasonably acceptable to PHP. Within 10 Business Days after the date of this Agreement, the Plan shall have delivered to PHP final copies of the Schedules to this Agreement, it being understood that, without the prior consent of PHP, such Schedules shall not contain references to any matter which was not disclosed to PHP prior to the execution and delivery of this Agreement. PHP shall have 10 Business Days following its receipt thereof to review such Schedules and notify the Plan of any disagreement with the contents thereof.

                                  ARTICLE IX.

                       RISK OF LOSS; CERTAIN ASSIGNMENTS
                       ---------------------------------

          9.1   Risk of Loss. From the date hereof through the Closing, all risk
                ------------
of loss or damage to the Acquired Assets (other than the Owned Real Property) shall be borne by the Plan, and thereafter shall be borne by PHP (or its designated Affiliate).

          9.2   Risk of Loss of Owned Real Property. The Plan assumes the risk
                -----------------------------------
of any material loss or damage to the Owned Real Property beyond ordinary wear and tear until transfer and delivery to PHP of possession of the Owned Real Property. If the Owned Real Property is destroyed or damaged as a result of fire or other casualty, PHP shall have the right to: 1) require that the Plan repair the destruction or damage; or 2) in the event the cost to repair the damage exceeds $100,000.00, delete the Owned Real Property from the transaction in the manner provided in Section 3.4 hereinabove; or 3) accept the Owned Real Property subject to an agreed upon price reduction. If PHP elects to accept the Owned Real Property, the Plan shall pay over or assign to PHP all insurance proceeds recovered by the Plan or available to the Plan and not theretofore used to repair or restore the Owned Real Property in the amount of any deductible, less any expenses incurred by the Plan in seeking recovery of such insurance proceeds, in which event PHP shall not be entitled to a price reduction.

          9.3   Condemnation. If prior to Closing all or substantially all of
                ------------
the Owned Real Property shall be condemned or taken as the result of the exercise of the power of eminent domain, PHP may elect to delete the Owned Real Property from the transaction in the manner provided in Section 3.4 hereinabove. If prior to the Closing, less than all or substantially all of the Owned Real Property shall be condemned or taken as the result of the exercise of the power of eminent domain and PHP in its reasonable judgment shall determine that
(i) the remaining portion of the Owned Real Property is not suitable for the continued use of the Owned Real Property as a health care facility, then PHP may elect to delete the Owned Real Property from the transaction (with an appropriate price abatement in the manner provided in Section 3.4 hereinabove), or (ii) if the remaining portion of the Owned Real Property is suitable for the continued use of the Owned Real Property, then the Plan shall be entitled to any award resulting from any condemnation proceeding, but PHP shall be entitled to a credit in the amount of such award against the Purchase Price unless such condemnation proceedings shall be pending on the day of closing, in which event there shall be no such credit and, at Closing, the Plan shall assign all of its right and interests in said proceedings to PHP.

          9.4   Assessments. If at the Closing the Owned Real Property or any
                -----------
part thereof shall be or shall have been affected by any assessments which are or may become payable in annual installments of which the first installment is then due or has been paid, then for the purposes of this Agreement all the unpaid installments of any such assessment, including those which are to become due and payable after the delivery of the deed shall be assumed by PHP. The cost of all other assessments for work commenced after the date of this Agreement will be borne by PHP.

          9.5   Adjustments at Closing. With respect to the Owned Real Property
                ----------------------
and to the extent not otherwise set forth on the Closing Net Asset Statement, PHP and the Plan agree to adjust the following expenses as of the Closing Date: municipal water and sewer charges, if any, and real estate taxes. The Plan or PHP may require that any person with a claim or right affecting the Owned Real Property be paid off from the Purchase Price. The Plan shall pay the realty transfer fee for the transfer of the Owned Real Property.

          9.6   Certain Assignments. Anything in this Agreement to the contrary
                -------------------
notwithstanding, this Agreement shall not constitute an agreement to assign or transfer to PHP (or its designated Affiliate) any Acquired Asset if an attempted assignment thereof, without the consent of a third party, would constitute a breach thereof or a breach of any Laws or in any way adversely affect the rights of PHP (or its designated Affiliate) with respect thereto. If such consent is not obtained, or if any attempted assignment thereof would be ineffective or would affect the rights with respect thereto so that PHP (or its designated Affiliate) would not receive all such rights, the Plan will cooperate with PHP (or its designated Affiliate), in all reasonable respects, to provide to PHP (or its designated Affiliate) the benefits with respect to any such Acquired Asset, including enforcement for the benefit of PHP (or its designated Affiliate) of any and all rights of the Plan against a third party arising out of the breach or cancellation by such third party or otherwise.

                                  ARTICLE X.

                   ACTIONS BY THE PARTIES AFTER THE CLOSING
                   ----------------------------------------

          10.1  Books and Records. PHP and the Plan each agree to cooperate with
                -----------------
and make available to the other, during normal business hours, all books and records of such party, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose related to the transactions described herein. The party requesting any such books and records, information or employee shall bear all of the out-of-pocket costs and expenses (including attorneys' fees, but excluding reimbursement of salaries and employee benefits) reasonably incurred in connection with providing such books and records, information or employees. Each of PHP and the Plan will retain such books and records in accordance with its corporate records retention policy or as required by law, whichever requires retention for a longer period. All information received pursuant to this Section 10.1 shall be subject to the terms of the Confidentiality Agreements.

          10.2  Indemnifications.
                ----------------

                (a)   By the Plan. From and after the Closing, the Plan shall
                      -----------
indemnify, save and hold harmless PHP, its Affiliates and subsidiaries, and its and their respective Representatives, from and against any and all Damages incurred by PHP, its Affiliates and subsidiaries and its and their respective Representatives in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty made by the Plan in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by the Plan in or pursuant to this Agreement; (iii) any Excluded Liability or
(iv) the use, ownership or operation of the Acquired Assets prior to the Closing (except to the extent the same constitutes an Assumed Liability).

                (b)   By PHP. From and after the Closing, PHP shall indemnify,
                      ------
save and hold harmless the Plan, its Affiliates and subsidiaries, and its and their respective Representatives, from and against any and all Damages incurred by the Plan, its Affiliates and subsidiaries and its and their respective Representatives in connection with, arising out of, resulting from and incident to (i) any breach of any representation or warranty made by PHP in or pursuant to this Agreement; (ii) any breach or any covenant or agreement made by PHP in or pursuant to this Agreement; (iii) any Assumed Liability or (iv) the use, ownership or operation of the Acquired Assets after the Closing (except to the extent the same constitutes an Excluded Liability).

                (c)   Damages; Remedies Cumulative. The term "Damages" shall
                      ----------------------------
mean all actual costs, losses (including diminution in value), Taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses, including interest, penalties, costs or mitigation or remedial action, lost profits, response costs and other losses resulting from any shutdown or curtailment of operations, reasonable attorneys' fees and all amounts paid in defense or settlement of any of the foregoing and shall be net of any insurance proceeds received by the indemnified party. The term "Damages" is not limited to matters asserted by third parties against the Plan or PHP, but includes Damages incurred or sustained by the Plan or PHP in the absence of third party claims; provided, however, that other than with respect to third party claims, the
--------  -------
component of "Damages" incurred or sustained by either party to this Agreement in order to comply with applicable Laws will include only those Damages that are reasonably necessary costs of such compliance. The Plan's obligations to indemnify PHP, and PHP's obligations to indemnify the Plan, shall not limit any right of contribution which either party may have under statute or common law.

                (d)   Cooperation. The indemnified party shall cooperate in all
                      -----------
reasonable respects with the indemnifying party in the investigation, trial and defense of any lawsuit or action that may be subject to this Section 10.2 and any appeal arising therefrom; provided, however, that the indemnified party may,
                              --------  -------
at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

                (e)   Defense of Claims. If a claim for Damages (a "Claim") is
                      -----------------
to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.2. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event with fifteen (15) business days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, and (iii) to compromise or settle such claim, which compromise or settlement may not be made without the consent of the indemnified party. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and such Claim may be compromised or settled without the consent of the indemnifying party. In the event the indemnified party assumes the defense of the Claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 10.2 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

                (f)   Brokers and Finders. Pursuant to the provisions of this
                      -------------------
Section 10.2, each of PHP and the Plan shall indemnify, hold harmless and defend the other from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated by this Agreement.

                (g)   Limitations.
                      -----------

                      (i) The Plan shall not be required to make any indemnification payments pursuant to Section 10.2(a)(i) unless the aggregate of all amounts for which indemnity would otherwise be payable by the Plan under Section 10.2(a)(i) exceeds $150,000, and in such event, the Plan shall be responsible only for the amount in excess of $150,000.

                      (ii)  PHP shall not be required to make any
         indemnification payments pursuant to Section 10.2(b)(i) unless the aggregate of all amounts for which indemnity would otherwise be payable by PHP under Section 10.2(b)(i) exceeds $150,000, and in such event, PHP shall be responsible only for the amount in excess of $150,000.

                (h)   Survival. All statements contained in this Agreement or
                      --------
any Schedule delivered by or on behalf of PHP or the Plan specifically pursuant to this Agreement shall be deemed to be representations and warranties by such party hereunder. Except as otherwise set forth in this Section 10.2, the representations and warranties of the Plan and PHP contained herein shall survive the consummation of the transactions contemplated by this Agreement without regard to any investigation made by either of such parties. The representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4, 4.17, 5.1, 5.2, 5.3 and 5.4 shall remain in full force and effect indefinitely, the representations and warranties contained in Sections 4.10 and 4.11(a) shall survive and remain in full force and effect for a period of three years after the Closing, and all other representations and warranties shall survive and remain in full force and effect for a period of two years after the Closing. Any matter as to which a Claim has been asserted by notice to the other party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this Article X notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

          10.3   Taxes. The Plan shall pay, or cause to be paid, when due all
                 -----
Taxes for which the Plan is or may be liable or that are or may become payable with respect to all periods ending on or prior to the Closing. PHP shall pay, or cause to be paid, when due all Taxes for which PHP is or may be liable or that are or may become payable with respect to all periods ending subsequent to the Closing.

                                  ARTICLE XI.

                                 MISCELLANEOUS
                                 -------------

          11.1   Termination.
                 -----------

                 (a)   Termination. This Agreement may be terminated at any time
                       -----------
prior to Closing:

                       (i)    By mutual written consent of PHP and the Plan;

                       (ii) By PHP if there is a material breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by the Plan pursuant to the terms of this Agreement which would render impossible the satisfaction of a condition set forth in Article VIII (and such condition is not waived in writing by PHP);

                       (iii) By the Plan if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by PHP pursuant to the terms of this Agreement which would render impossible the satisfaction of a condition set forth in Article VII (and such condition is not waived in writing by the Plan);

                       (iv) By PHP or the Plan if the Closing has not occurred within six months of the date hereof; provided that the terminating party is not otherwise in default or in breach of the Agreement.

                 (b)   In the Event of Termination. In the event of termination
                       ---------------------------
of this Agreement:

                       (i) Each of PHP and the Plan will redeliver all documents, work papers and other material of the other relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution hereof, to the party furnishing the same;

                       (ii) The provisions of the Confidentiality Agreements shall continue in full force and effect;

                       (iii) In the event that this Agreement is terminated by PHP pursuant to Section 11.1(a)(ii) and all other conditions to the obligations of the Plan (other than conditions with respect to actions to be taken at the Closing) have been satisfied, then the Plan shall pay PHP a termination fee equal to $2,500,000 in cash;

                       (iv) In the event this Agreement is terminated by the Plan pursuant to Section 11.1(a)(iii) and all other conditions to the obligations of PHP (other than conditions with respect to actions to be taken at the Closing) have been satisfied, then PHP shall pay the Plan a termination fee equal to $2,500,000 in cash; and

                       (v) No party hereto shall have any liability or further obligation to any other party to this Agreement, except (x) as stated in subsections (i), (ii), (iii) and (iv) of this Section 11.1(b), and (y) for any breach of this Agreement occurring prior to the proper termination of this Agreement (other than any termination pursuant to Section 11.1(a)(ii) or Section 11.1(a)(iii), in which event the termination fee provided for in Section 11.1(b)(iii) or
          Section 11.1(b)(iv) shall be in the nature of liquidated damages).

          11.2   Assignment and No Third Party Beneficiaries. Neither this
                 -------------------------------------------
Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other; except that PHP may, without such consent, assign all such rights and obligations to any direct or indirect wholly owned subsidiary (or a partnership directly or indirectly controlled by it), so long as, in each case, PHP also remains liable for all of its obligations and liabilities under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

          11.3   Notices. All notices, requests, demands and other
                 -------
communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile; the day after being sent, if sent for next day delivery by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or
         ----
registered mail, return receipt requested. In each case notice shall be given as follows:

                 If to the Plan, addressed to:

                         HIP Health Plan of New Jersey
                         One HIP Plaza
                         North Brunswick, New Jersey 08902
                         Facsimile Number: (908) 937-7792
                         Attention: Frederick S. Title, Vice President &
                           General Counsel

                 With a copy to:

                         Wolff & Samson, P.A.
                         5 Becker Farm Road
                         Roseland, New Jersey 07068
                         Facsimile Number: (973) 740-1407
                         Attention: Martin L. Wiener, Esq.

                 If to PHP, addressed to:

                         PHP Healthcare Corporation
                         11440 Commerce Park Drive
                         Reston, Virginia 20191
                         Facsimile Number: (703) 758-7232
                         Attention: Jerrold J. Hercenberg, Senior Vice
                           President and Counsel

                 With a copy to:

                         Fried, Frank, Harris, Shriver & Jacobson
                         1001 Pennsylvania Avenue, N.W., Suite 800
                         Washington, D.C. 20004-2505
                         Facsimile Number: (202) 639-7003
                         Attention: Andrew P. Varney, Esq.

or to such other place and with such other copies as a party may designate as to itself by written notice to the others.

          11.4   Choice of Law. This Agreement shall be construed, interpreted
                 -------------
and the rights of the parties determined in accordance with the laws of the State of New Jersey (without reference to the choice of law provisions of New Jersey law), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          11.5   Entire Agreement; Amendments and Waivers. This Agreement and
                 ----------------------------------------
the Related Agreements to which the parties hereto are parties, together with all exhibits and schedules to be attached hereto and thereto, constitute or will constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede or will supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, other than the Confidentiality Agreement which shall remain in full force and effect. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any of other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          11.6   Counterparts. This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.7   Expenses. Except as otherwise specified in this Agreement, each
                 --------
party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

          11.8   Invalidity. In the event that any one or more of the provisions
                 ----------
contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          11.9   Publicity. Except as may be required by law, regulation or
                 ---------
stock exchange rules, neither PHP nor the Plan shall issue any press release or make any public statement regarding the transactions contemplated hereby, without prior written approval of the other. In the event either party shall be required by law to issue any press release or make any public statement or disclosure regarding the transaction contemplated herein, such party shall consult with the other party regarding such disclosure and shall not issue or release the same without the prior written consent of the other party (which shall not be unreasonably withheld or delayed).

          11.10  Knowledge Convention. Whenever any statement herein or in any
                 --------------------
schedule, exhibit, certificate or other document delivered to any party pursuant to this Agreement is made "to the Plan's or PHP's knowledge" or words of similar intent or effect of any party or its Representative, such statement shall be deemed to be made to the best knowledge of the designated officers of PHP and the Plan set forth in Schedule 11.10 hereto, as the case may be, and shall be
                      --------------
deemed to include a representation that a reasonable investigation of the subject matter thereof has been conducted.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   HIP OF NEW JERSEY, INC.


                                   By:
                                      ----------------------
                                      Name:
                                      Title:

                                   PHP HEALTHCARE CORPORATION


                                   By:
                                      ----------------------
                                      Name:
                                      Title:

                     SCHEDULES TO ASSET PURCHASE AGREEMENT
                     -------------------------------------

Schedule 1.1(a)     -           Form of Assumption Agreement
Schedule 1.1(b)     -           Excluded Assets
Schedule 1.1(c)     -           Health Care Centers
Schedule 1.1(d)     -           Related Agreements
Schedule 2.4(a)     -           Membership Incentive Payments
Schedule 2.5        -           Closing Net Asset Statement Accounting Methods
Schedule 4.3        -           Conflicts and Violations
Schedule 4.4        -           Encumbrances
Schedule 4.5        -           Assigned Contracts
Schedule 4.6        -           Governmental Filings
Schedule 4.7        -           Summary Balance Sheet
Schedule 4.8        -           Litigation
Schedule 4.9        -           Compliance with Laws
Schedule 4.10       -           Environmental Matters
Schedule 4.11(a)    -           Owned Real Property
Schedule 4.11(e)    -           Leased Real Property
Schedule 4.13       -           Permits
Schedule 4.14       -           Consents
Schedule 4.16       -           Insurance
Schedule 4.20(a)    -           Employees
Schedule 4.20(b)    -           HIP Benefit Plans
Schedule 4.20(g)    -           Labor Matters
Schedule 4.21       -           Undisclosed Liabilities
Schedule 8.13       -           Employment Agreements
Schedule 11.10      -           Knowledge of Officers